600 Third Avenue

New York, NY 10016

FOR IMMEDIATE RELEASE

Contact: Jeanette Clonan
John McCarthy
(212) 697-1105

LORAL EXTENDS RIGHTS OFFERING EXPIRATION DATE

Reorganization Remains on Schedule
Confirmation Hearing Still Set For July 13

NEW YORK — July 1, 2005 — Loral Space & Communications Ltd. (OTCBB: LRLSQ) announced today that it is extending to July 29, 2005, at 4:00 pm (Eastern Time) the expiration date of the Rights Offering in connection with and subject to the terms and conditions set forth in its Plan of Reorganization previously filed with the U.S. Bankruptcy Court. Further details regarding this extension are contained in the Notice Loral filed today with the Court, which is available at the Court’s website at www.nysb.uscourts.gov or on Loral’s web site at www.loral.com.

The extension of the Rights Offering expiration date does not affect Loral’s Plan of Reorganization or its timetable for emergence from chapter 11. The hearing to confirm the Plan of Reorganization remains scheduled for July 13, 2005. The effective date for the company’s emergence from chapter 11 will follow confirmation and the subsequent satisfaction of customary regulatory and other requirements.

On June 29, 2005, Loral filed its Plan Supplement, which included, among other things, a form of the indenture for the New Skynet Notes to be issued in connection with this Rights Offering. There are significant differences between certain of the principal terms of the New Skynet Notes described in the term sheet filed previously with the Plan and certain of the provisions set forth in the form of the indenture for the New Skynet Notes filed with the Plan Supplement. Loral, therefore, with the consent of the Creditors’ Committee, has extended the expiration date of the Rights Offering so that entitled participants have more time to decide whether to participate in it.

In the next several days, Loral will send those persons entitled to participate in the Rights Offering certain additional materials relating to the exercise of their subscription rights.

Loral Space & Communications is a satellite communications company. It owns and operates a fleet of telecommunications satellites used to broadcast video entertainment programming, distribute broadband data, and provide access to Internet services and other value-added communications services. Loral also is a world-class leader in the design and manufacture of satellites and satellite systems for commercial and government applications including direct-to-home television, broadband communications, wireless telephony, weather monitoring and air traffic management.

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This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, Loral Space & Communications Ltd. or its representatives have made or may make forward-looking statements, orally or in writing, which may be included in, but are not limited to, various filings made by the company with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. These factors include those related to the filing, on July 15, 2003 by Loral and certain of its subsidiaries, of voluntary petitions for reorganization under chapter 11 of title 11 of the United States Code in the United States District Court for the Southern District of New York and parallel insolvency proceedings in the Supreme Court of Bermuda in which certain partners of KPMG were appointed as joint provisional liquidators. Additional factors and conditions are also described in the section of the company’s annual report on Form 10-K for the fiscal year ended December 31, 2004, entitled “Commitments and Contingencies,” and the company’s other filings with the Securities and Exchange Commission. The reader is specifically referred to these documents.